UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 26, 2002


                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


         West Virginia                  0-17733                55-0619957
         -------------                  -------                ----------
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
 incorporation or organization)                           Identification Number)


                                25 Gatewater Road
                        Charleston, West Virginia, 25313
                    (Address of principal executive officers)


                                 (304) 769-1100
              (Registrant's telephone number, including area code)


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)

         Item 5.  Other Events

         On June 26, 2002, City Holding Company ("the Company") issued a news release, attached as Exhibit 99, announcing that the Company's Board of Directors had approved payment of current and deferred dividends on the Company's City Holding Capital Trust and City Holding Capital Trust II preferred securities. The Company's Board of Directors also approved a cash dividend of $0.15 per share on the Company's common stock. The dividends on the trust preferred securities and on the common stock will be payable on July 31, 2002 to shareholders of record as of July 16, 2002.
         The Company also announced that the Board of Directors had authorized the Company to purchase up to 1,000,000 shares of the Company's common stock in open market transactions, block purchases, private transactions, or otherwise, at such times and at such prices as determined by management. The Board also approved the Company's purchase of up to $25.00 million aggregate principal amount of City Holding Capital Trust I and City Holding Capital Trust II preferred securities. The timing, price and quantity of purchases will be at the discretion of the Company and the program may be discontinued or suspended at any time.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                  (a) Financial Statements                   None
                  (b) Pro Forma Financial Information        None
                  (c) Exhibits
                           99                                News Release issued
                                                             on June 26, 2002


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CITY HOLDING COMPANY


Date: June 27, 2002
                                     By: /Michael D. Dean
                                     ----------------------------------
                                     Michael D. Dean
                                     Senior Vice President - Finance,
                                     Chief Accounting Officer and
                                     Duly Authorized Officer